Altus Power, Inc. Announces First Quarter 2023 Financial Results

First Quarter Financial Highlights

•First Quarter 2023 revenues of $29.4 million, a 53% increase as compared to first quarter 2022
•GAAP net income of $3.8 million for first quarter 2023, a decrease as compared to $60.1 million for first quarter 2022, primarily as a result of changes in non-cash remeasurement of alignment shares
•Adjusted EBITDA* of $16.0 million for first quarter 2023, or a 83% increase as compared with first quarter 2022
•Adjusted EBITDA margin* of 55% for first quarter 2023, compared to 46% for first quarter 2022

Recent Business Highlights

•Currently installed portfolio of ~686 MW including 8 MW completed during April and May
•Expected to complete construction of an additional 67 MW by year-end
•Demonstrated progress on new customer engagement
•Expanded portfolio to 25 states with completion of first asset in Maine
•Total carbon-free generation of over 507,000 megawatt hours over trailing twelve months, avoiding almost 360,000 metric tons of CO2 equivalent1

STAMFORD, CT, May 15, 2023 – Altus Power, Inc. (NYSE: AMPS) (“Altus Power” or the “Company”), the premier independent commercial-scale clean electrification company, today announced its financial results for the first quarter of 2023.
“We are seeing an increased construction cadence as our engineering and construction teams overcome elongated permitting and interconnection timelines; we're pleased to welcome these new assets and the customers they serve into our portfolio," commented Lars Norell, Co-CEO of Altus Power. "At the same time, our origination team is progressing new customer relationships through contracting and assets that will serve those customers are now approaching construction."
"We have successfully integrated new customer relationships from our recent acquisitions," added Gregg Felton, Co-CEO of Altus Power. "It's rewarding to see our new customers embrace the Altus Power brand and express interest in expanding our relationship. As we grow our customer base and market presence, we anticipate an increasing flow of development opportunities."
First Quarter Financial Results
Operating revenues during the first quarter of 2023 totaled $29.4 million, compared to $19.2 million during the same period of 2022, an increase of 53%. The increase is primarily due to the increased number of solar energy facilities as a result of acquisitions and facilities placed in service during the past twelve months.
First quarter 2023 GAAP net income totaled $3.8 million, compared to $60.1 million for the same period last year. The decrease was primarily driven by the non-cash gain from remeasurement of alignment shares.

Adjusted EBITDA* during the first quarter of 2023 was $16.0 million, compared to $8.8 million for the first quarter of 2022, a 83% increase. The year over year growth in adjusted EBITDA* was primarily the result of increased revenue from additional solar energy facilities, partially offset by an increase in our general and administrative expenses which was driven by an increase in personnel.
Balance Sheet and Liquidity
Altus Power ended the first quarter of 2023 with $84.2 million in cash, cash equivalents, and restricted cash, and $868.3 million of total debt. The Company's current growth plan calls for capital from borrowings under our existing debt facilities, third party tax equity investors, cash from our balance sheet and cash from operations.
2023 Guidance
Altus Power reaffirmed 2023 adjusted EBITDA* in the range of $97-103 million, representing 70% growth over 2022 at the midpoint. The Company also continues to expect 2023 adjusted EBITDA margin* to be in the mid-to-high fifty percent range.
1 Conversion from megawatt hours according to EPA AVERT Calculator

Use of Non-GAAP Financial Information
*Denotes Non-GAAP financial measure. We present our operating results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We believe certain financial measures, such as adjusted EBITDA and adjusted EBITDA margin provide users of our financial statements with supplemental information that may be useful in evaluating our business. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We define adjusted EBITDA as net income (loss) plus net interest expense, depreciation, amortization and accretion expense, income tax expense, acquisition and entity formation costs, non-cash compensation expense, and excluding the effect of certain non-recurring items we do not consider to be indicative of our ongoing operating performance such as, but not limited to, gain on fair value remeasurement of contingent consideration, gain on disposal of property, plant and equipment, change in fair value of redeemable warrant liability, change in fair value of alignment shares, loss on extinguishment of debt, and other miscellaneous items of other income and expenses. See below for explanations of each of these components.
We define adjusted EBITDA margin as adjusted EBITDA divided by operating revenues.
Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures that we use to measure our performance. We believe that investors and analysts also use adjusted EBITDA in evaluating our operating performance. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The GAAP measure most directly comparable to adjusted EBITDA is net income and to adjusted EBITDA margin is net income over operating revenues. The presentation of adjusted EBITDA and adjusted EBITDA margin should not be construed to suggest that our future results will be unaffected by non-cash or non-recurring items. In addition, our calculation of adjusted EBITDA and adjusted EBITDA margin are not necessarily comparable to adjusted EBITDA as calculated by other companies and investors and analysts should read carefully the components of our calculations of these non-GAAP financial measures.
We believe adjusted EBITDA is useful to management, investors and analysts in providing a measure of core financial performance adjusted to allow for comparisons of results of operations across reporting periods on a consistent basis. These adjustments are intended to exclude items that are not indicative of the ongoing operating performance of the business. Adjusted EBITDA is also used by our management for internal planning purposes, including our consolidated operating budget, and by our board of directors in setting performance-based compensation targets. Adjusted EBITDA should not be considered an alternative to but viewed in conjunction with GAAP results, as we believe it provides a more complete understanding of ongoing business performance and trends than GAAP measures alone. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.
In addition to adjusted EBITDA, we may also refer to exit portfolio annualized rate, or exit PAR, which is a non-GAAP measure. Exit PAR reflects the estimated annual adjusted EBITDA potential of our operating asset base at the end of the year and assumes customary weather, production, expenses and other economic and market conditions. We believe this metric can be helpful to assess our portfolio asset base in operation at the beginning of an annual period, e.g. if we were to receive the benefit of assets added for a full year even if they were added during a partial year. This figure is only an estimate and is based on a number of assumptions by Altus Power's management that may or may not be realized.

Altus Power does not provide GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty and without unreasonable effort, items such as acquisition and entity formation costs, gain on fair value remeasurement of contingent consideration, change in fair value of redeemable warrant liability, change in fair value of alignment shares. These items are uncertain, depend on various factors, and could be material to Altus Power’s results computed in accordance with GAAP.
Adjusted EBITDA Definitions
Interest Expense, Net. Interest expense, net represents interest on our borrowings under our various debt facilities, amortization of debt discounts and deferred financing costs, and unrealized gains and losses on interest rate swaps.

Depreciation, Amortization and Accretion Expense. Depreciation expense represents depreciation on solar energy systems that have been placed in service. Depreciation expense is computed using the straight-line composite method over the estimated useful lives of assets. Leasehold improvements are depreciated over the shorter of the estimated useful lives or the remaining term of the lease. Amortization includes third party costs necessary to enter into site lease agreements, third party costs necessary to acquire PPA and NMCA customers and favorable and unfavorable rate revenues contracts. Third party costs necessary to enter into site lease agreements are amortized using the straight-line method ratably over 15-30 years based upon the term of the individual site leases. Third party costs necessary to acquire PPAs and NMCA customers are amortized using the straight-line method ratably over 15-25 years based upon the term of the customer contract. Estimated fair value allocated to the favorable and unfavorable rate PPAs and REC agreements are amortized using the straight-line method over the remaining non-cancelable terms of the respective agreements. Accretion expense includes over time increase of asset retirement obligations associated with solar energy facilities.

Income Tax (Expense) Benefit. We account for income taxes under ASC 740, Income Taxes. As such, we determine deferred tax assets and liabilities based on temporary differences resulting from the different treatment of items for tax and financial reporting purposes. We measure deferred tax assets and liabilities using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. Additionally, we must assess the likelihood that deferred tax assets will be recovered as deductions from future taxable income. We have a partial valuation allowance on our deferred state tax assets because we believe it is more likely than not that a portion of our deferred state tax assets will not be realized. We evaluate the recoverability of our deferred tax assets on a quarterly basis.

Acquisition and Entity Formation Costs. Acquisition and entity formation costs represent costs incurred to acquire businesses and form new legal entities. Such costs primarily consist of professional fees for banking, legal, accounting and appraisal services.

Stock-Based Compensation Expense. Stock-based compensation expense is recognized for awards granted under the Legacy Incentive Plans and Omnibus Incentive Plan, as defined in Note 20, "Stock-Based Compensation," to our consolidated financial statements included in our report on Form 10-K for the year ended December 31, 2022.

Fair Value Remeasurement of Contingent Consideration. In connection with the Solar Acquisition (as defined in Note 11, “Fair Value Measurements,” to our consolidated financial statements included in our report on Form 10-K for the year ended December 31, 2022), contingent consideration of up to an aggregate of $3.1 million may be payable upon achieving certain market power rates by the acquired solar energy facilities. The Company estimated the fair value of the contingent consideration for future earnout payments using a Monte Carlo simulation model. Significant assumptions used in the measurement include market power rates during the 36-month period, and the risk-adjusted discount rate associated with the business.

Change in Fair Value of Redeemable Warrant Liability. In connection with the Merger, the Company assumed a redeemable warrant liability composed of publicly listed warrants (the "Redeemable Warrants") and warrants issued to CBRE Acquisition Sponsor, LLC in the private placement (the "Private Placement Warrants"). Redeemable Warrant Liability was remeasured through the Redemption Date, and the resulting loss was included in the consolidated statements of operations.

Change in Fair Value of Alignment Shares Liability. Alignment Shares represent Class B common stock of the Company which were issued in connection with the Merger. Class B common stock, par value $0.0001 per share ("Alignment Shares") are accounted for as liability-classified derivatives, which were remeasured as of December 31, 2022, and the resulting gain was included in the consolidated statements of operations. The Company estimates the fair value of outstanding Alignment Shares using a Monte Carlo simulation valuation model utilizing a distribution of potential outcomes based on a set of underlying assumptions such as stock price, volatility, and risk-free interest rates.

Other (Income) Expense, Net. Other income and expenses primarily represent interest income, state grants, and other miscellaneous items.
Forward-Looking Statements
This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as "aims," "believes," "expects," "intends," "aims", "may," “could,” "will," "should," "plans," “projects,” “forecasts,” “seeks,” “anticipates,” “goal,” “objective,” “target,” “estimate,” “future,” “outlook,” "strategy," “vision,” or variations of such words or similar terminology that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Altus Power’s future prospects, developments and business strategies. These statements are based on Altus Power’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.
Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Altus Power’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (1) the risk that pending acquisitions may not close in the anticipated timeframe or at all due to a closing condition not being met; (2) failure to obtain required consents or regulatory approvals in a timely manner or otherwise; (3) the ability of Altus Power to successfully integrate the acquisition of solar assets into its business and generate profit from their operations; (4) the ability of Altus Power to retain customers and maintain and expand relationships with business partners, suppliers and customers; (5) the risk of litigation and/or regulatory actions related to the proposed acquisition of solar assets; and (6) the possibility that Altus Power may be adversely affected by other economic, business, regulatory, credit risk and/or competitive factors.
Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found under the heading “Risk Factors” in Altus Power’s Form 10-K filed with the Securities and Exchange Commission on March 30th, 2023, as well as the other information we file with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made and the information and assumptions underlying such statement as we know it and on the date such statement was made, and Altus Power undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.
This press release is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Altus Power and is not intended to form the basis of an investment decision in Altus Power. All subsequent written and oral forward-looking statements concerning Altus Power or other matters and attributable to Altus Power or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Conference Call Information

The Altus Power management team will host a conference call to discuss its first quarter 2023 financial results later this morning at 8:30 a.m. Eastern Time. The call can be accessed via a live webcast accessible on the Events & Presentations page in the Investor Relations section of Altus Power's website at https://investors.altuspower.com/events-and-presentations/default.aspx. An archive of the webcast will be available after the call on the Investor Relations section of Altus Power's website as well.

About Altus Power, Inc.

Altus Power, based in Stamford, Connecticut, is the premier independent commercial-scale clean electrification company serving commercial, industrial, public sector and community solar customers with end-to-end solutions. Altus Power originates, develops, owns and operates locally-sited solar generation, energy storage and charging infrastructure across the nation. Visit www.altuspower.com to learn more.

Altus Power Contact for Investor or Media Inquiries:

Chris Shelton, Head of Investor Relations
InvestorRelations@altuspower.com

Altus Power, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Operating revenues, net	$29,378	$19,199
Operating expenses
Cost of operations (exclusive of depreciation and amortization shown separately below)	5,976	4,064
General and administrative	7,362	6,384
Depreciation, amortization and accretion expense	11,376	6,822
Acquisition and entity formation costs	1,491	294
Loss on fair value remeasurement of contingent consideration	50	169
Stock-based compensation	2,872	1,305
Total operating expenses	$29,127	$19,038
Operating income	251	161
Other (income) expense
Change in fair value of redeemable warrant liability	—	(18,458)
Change in fair value of alignment shares liability	(17,018)	(46,346)
Other expense, net	90	15
Interest expense, net	12,446	4,938
Total other income	$(4,482)	$(59,851)
Income before income tax (expense) benefit	$4,733	$60,012
Income tax (expense) benefit	(888)	123
Net income	$3,845	$60,135
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	(1,772)	(284)
Net income attributable to Altus Power, Inc.	$5,617	$60,419
Net income per share attributable to common stockholders
Basic	$0.04	$0.39
Diluted	$0.03	$0.39
Weighted average shares used to compute net income per share attributable to common stockholders
Basic	158,621,674	152,662,512
Diluted	161,003,402	153,586,538

Altus Power, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except share and per share data)

	As of March 31, 2023	As of December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$69,450	$193,016
Current portion of restricted cash	3,376	2,404
Accounts receivable, net	16,116	13,443
Other current assets	4,440	6,206
Total current assets	93,382	215,069
Restricted cash, noncurrent portion	11,355	3,978
Property, plant and equipment, net	1,371,674	1,005,147
Intangible assets, net	47,770	47,627
Operating lease asset	122,719	94,463
Derivative assets	2,184	3,953
Other assets	8,277	6,651
Total assets	$1,657,361	$1,376,888
Liabilities, redeemable noncontrolling interests, and stockholders' equity
Current liabilities:
Accounts payable	$5,568	$2,740
Construction payable	19,720	9,038
Interest payable	5,640	4,436
Purchase price payable, current	14,454	12,077
Due to related parties	213	112
Current portion of long-term debt	32,549	29,959
Operating lease liability, current	3,704	3,339
Contract liability, current	4,223	2,590
Other current liabilities	10,210	3,937
Total current liabilities	96,281	68,228
Alignment shares liability	49,116	66,145
Long-term debt, net of unamortized debt issuance costs and current portion	835,729	634,603
Intangible liabilities, net	15,461	12,411
Purchase price payable, noncurrent	7,287	6,940
Asset retirement obligations	13,512	9,575
Operating lease liability, noncurrent	129,609	94,819
Contract liability, noncurrent	7,036	5,397
Deferred tax liabilities, net	11,329	11,011
Other long-term liabilities	1,805	4,700
Total liabilities	$1,167,165	$913,829
Commitments and contingent liabilities
Redeemable noncontrolling interests	24,343	18,133
Stockholders' equity
Common stock $0.0001 par value; 988,591,250 shares authorized as of March 31, 2023, and December 31, 2022; 158,989,953 and 158,904,401 shares issued and outstanding as of March 31, 2023, and December 31, 2022	16	16
Additional paid-in capital	474,202	470,004
Accumulated deficit	(40,302)	(45,919)
Accumulated other comprehensive loss	(762)	—
Total stockholders' equity	$433,154	$424,101
Noncontrolling interests	32,699	20,825
Total equity	$465,853	$444,926
Total liabilities, redeemable noncontrolling interests, and stockholders' equity	$1,657,361	$1,376,888

Altus Power, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Three months ended March 31,
	2023	2022
Cash flows from operating activities
Net income	$3,845	$60,135
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, amortization and accretion	11,376	6,822
Non-cash lease expense	112	—
Deferred tax expense (benefit)	888	(130)
Amortization of debt discount and financing costs	753	711
Change in fair value of redeemable warrant liability	—	(18,458)
Change in fair value of Alignment Shares liability	(17,018)	(46,346)
Remeasurement of contingent consideration	50	169
Stock-based compensation	2,813	1,305
Other	138	283
Changes in assets and liabilities, excluding the effect of acquisitions
Accounts receivable	1,685	724
Due to related parties	101	—
Derivative assets	1,769	(901)
Other assets	1,206	769
Accounts payable	2,828	(1,197)
Interest payable	1,204	(99)
Contract liability	152	—
Other liabilities	2,323	(288)
Net cash provided by operating activities	14,225	3,499
Cash flows used for investing activities
Capital expenditures	(24,844)	(6,571)
Payments to acquire businesses, net of cash and restricted cash acquired	(288,241)	—
Payments to acquire renewable energy facilities from third parties, net of cash and restricted cash acquired	(6,350)	—
Net cash used for investing activities	(319,435)	(6,571)
Cash flows used for financing activities
Proceeds from issuance of long-term debt	204,687	—
Repayment of long-term debt	(7,724)	(3,411)
Payment of debt issuance costs	(1,976)	(29)
Payment of deferred purchase price payable	(4,531)	—
Payment of equity issuance costs	—	(712)
Contributions from noncontrolling interests	1,737	—
Redemption of redeemable noncontrolling interests	(1,098)	—
Distributions to noncontrolling interests	(1,102)	(568)
Net cash provided by (used for) financing activities	189,993	(4,720)
Net decrease in cash, cash equivalents, and restricted cash	(115,217)	(7,792)
Cash, cash equivalents, and restricted cash, beginning of period	199,398	330,321
Cash, cash equivalents, and restricted cash, end of period	$84,181	$322,529

	Three months ended March 31,
	2023	2022
Supplemental cash flow disclosure
Cash paid for interest	$6,509	$4,935
Non-cash investing and financing activities
Asset retirement obligations	$3,847	$—
Debt assumed through acquisitions	8,100	—
Noncontrolling interest assumed through acquisitions	13,296	—
Redeemable noncontrolling interest assumed through acquisitions	8,100	—
Acquisitions of property and equipment included in construction payable	10,872	—
Acquisitions of property, plant and equipment included in other current liabilities	—	1,066
Conversion of Alignment Shares into common stock	11	—
Deferred purchase price payable	7,069	—

Non-GAAP Financial Reconciliation

Reconciliation of GAAP reported Net Income to non-GAAP adjusted EBITDA:

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Reconciliation of Net income to Adjusted EBITDA:
Net income	$3,845	$60,135
Income tax expense (benefit)	888	(123)
Interest expense, net	12,446	4,938
Depreciation, amortization and accretion expense	11,376	6,822
Stock-based compensation	2,872	1,305
Acquisition and entity formation costs	1,491	294
Loss on fair value remeasurement of contingent consideration	50	169
Change in fair value of redeemable warrant liability	—	(18,458)
Change in fair value of Alignment Shares liability	(17,018)	(46,346)
Other expense, net	90	15
Adjusted EBITDA	$16,040	$8,751

Reconciliation of non-GAAP adjusted EBITDA margin:

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Reconciliation of Adjusted EBITDA margin:
Adjusted EBITDA	$16,040	$8,751
Operating revenues, net	29,378	19,199
Adjusted EBITDA margin	55%	46%